Exhibit 31.2

CERTIFICATIONS

I, Zhu Xiaoying, certify that:

1.	I have reviewed this Amendment No.1 on Form 10-K/A, which amends an Annual Report on Form 10-K of Kandi Technologies, Corp. for the year ended December 31, 2007; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 8, 2008	/s/ Zhu Xiaoying
Zhu Xiaoying
Chief Financial Officer